Exhibit 99.1

Agilysys Provides New Guidance for Fiscal 2011 Results

CLEVELAND—May 16, 2011—Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, today announced that it is lowering its guidance for the fiscal year ended March 31, 2011. Projected results are unaudited and subject to the ongoing audit closing process.

The Company now expects to report consolidated revenue of approximately $676 million and adjusted EBITDA, excluding asset impairment and restructuring charges, ranging between a loss of $3 million and break-even for the fiscal year ended March 31, 2011. Cash on hand was approximately $74 million as of March 31, 2011. The Company also expects to record a non-cash charge ranging between $34 million and $42 million for impairment of acquisition-related goodwill and intangible assets in its Technology Solutions Group in fiscal 2011.

“Revenues for the Technology Solutions Group (TSG) and Retail Solutions Group (RSG) are expected to be below the internal estimates used to provide the previous guidance,” said Martin Ellis, president and chief executive officer. “Strong execution in our Hospitality Solutions Group (HSG) is expected to result in revenue above the internal estimates used to provide the previous guidance.”

The Company will provide more detail on its performance when it announces its fiscal 2011 fourth-quarter and full-year results on or before June 14, 2011.

Forward-Looking Language

This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this release and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, and unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.

Use of Non-GAAP Financial Information

To supplement the unaudited financial information presented in accordance with U.S. GAAP in this release, certain non-GAAP financial measures are used. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations and is a measure used in the

AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

Company’s debt agreement. The non-GAAP measures included in this release have not been reconciled to the comparable GAAP measures because not all of the information necessary for a quantitative reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable effort. Reconciliations of EBITDA to GAAP net income for various periods, which include quantitative reconciliations of all the expenses excluded from the non-GAAP financial information included in this press release, are included in our quarterly earnings releases.

About Agilysys, Inc.

Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The Company uses technology—including hardware, software and services—to help customers resolve their most complicated IT needs. The Company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Cleveland, Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and Asia.

News releases and other information on Agilysys are available on the Internet at: http://www.agilysys.com

Contact:

Curtis Stout

Vice President and Treasurer

Agilysys, Inc.

440-519-8635

curtis.stout@agilysys.com

AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM